UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2008
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-132134 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation

1.

On May 13, 2008, the Company entered into accepting an Assignment of Debt between 0743868 BC Ltd. (“Assignor”) and Christopher Bunka and other third party shareholder(s) (collectively the “Assignees”).  By assignment agreement dated June 23, 2007, as amended, the Assignor assigned certain rights to the Drilling Program Agreement, as defined in the Assignment Agreement, to Lexaria Corp, pursuant to which Lexaria is indebted to the Assignor for the sum of ONE HUNDRED and SEVENTY THOUSAND (U.S.) DOLLARS (U.S.$170,000) (the “Outstanding Amount”) pursuant to and in accordance with the terms and conditions of the Assignment Agreement.

2.

The Assignor has agreed to accept US$46,000 from Lexaria in satisfaction of the Outstanding Amount and has agreed to assign to the Assignees all of the Assignor’s right, title and interest in and to the US$124,000 balance of the Outstanding Amount, and the Assignment Agreement (collectively, together with all evidences thereof and all rights and benefits of the Assignor pertaining thereto and proceeds derived therefrom, the “Assigned Rights”) in accordance with the Assignment.  Please refer to Exhibit 20.1 for the Assignment of Debt.

3.

On May 14, 2008 the Company entered into an unsecured Loan Agreement with Chris Bunka (“Lender”).  The purpose of this Loan Agreement is to set out terms of the arrangement by which Lender agrees to make a loan of US$62,000 available to the Company.  The purpose of the Loan is to provide the Company with capital funds for oil and gas exploration and/or general corporate purposes.  Please refer to Exhibit 20.2 for the Loan Agreement

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
20.1	Assignment of Debt
20.2	Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 21, 2008

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO